UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) July 23, 1997





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






      Massachusetts               1-5075                 04-2052042
      -------------               ------                 ----------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)



    45 William Street, Wellesley, Massachusetts              02181
    -------------------------------------------              -----
    (Address of principal executive offices)               (Zip Code)






                              (617) 237-5100
                              --------------
           (Registrant's telephone number, including area code)



                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

On July 23, 1997, the Company issued a press release reporting on its financial results for the second quarter of 1997 (see attached press release).


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


Date: July 23, 1997
      -------------



                                  EXHIBIT INDEX

                Exhibit Number                Exhibit Description
                --------------         ---------------------------------
                    (99)               Press Release dated July 23, 1997

FOR IMMEDIATE RELEASE                           For further information contact:
---------------------                           Deborah S. Lorenz, EG&G, Inc.
23 July 1997                                    Tel. (617) 431-4306
                                                NYSE Symbol:  EGG
                                                Website:  www.egginc.com



                EG&G REPORTS SECOND QUARTER OPERATING EARNINGS OF
            $.22 PER SHARE BEFORE A NON-CASH CHARGE OF $28.2 MILLION

Wellesley,  Massachusetts.......EG&G,  Inc., announced today that it has taken a non-cash charge of $28.2 million pre-tax, $23.5 million after-tax or $.51 per share for the second quarter. As a result of the charge, EG&G reported a second quarter 1997 operating loss from continuing operations of $10.2 million, compared to $21.4 million in operating income reported for the same period last year. Sales from continuing operations increased to $368.7 million for the second quarter as compared to $355.9 million for the second quarter of 1996. The Company reported a second quarter loss from continuing operations of $.29 per share. Net income from continuing operations before the non-recurring charge was $.22 per share, which compares to $.30 per share for the same period in 1996.

The charge was prompted primarily by the failure of the Company's IC Sensors division to meet its operating plan. This led to the development of a revised operating plan to restructure and stabilize the business, which resulted in an impairment charge of $26.7 million in the second quarter.

EG&G REPORTS SECOND QUARTER OPERATING EARNINGS OF
$.22 PER SHARE BEFORE A NON-CASH CHARGE OF $28.2 MILLION
23 July 1997
Page 2 of 6

Commenting on the  financial  performance  for the  remainder of the year,  EG&G
Chairman John M. Kucharski indicated that the Company's performance will continue to improve in the third quarter and could well approach the $.30 level of the third quarter last year and pointed to the substantial positive seasonality which occurs each year in the fourth quarter. He also indicated that if a series of divestitures of non-strategic businesses are completed by year end, the second quarter charge could be more than offset by the gains from the divestitures.

The Instruments business segment reported second quarter 1997 sales of $72.4 million compared to $78.8 million in the same period in 1996, and operating income of $5.8 million versus $9.5 million in second quarter 1996. The performance reflects a general softness in the European economy, especially in Germany, as well as the absence of revenue from a divested unit. During the quarter, 39 of the Company's explosives-detection systems were placed in Hong Kong for use during the changeover ceremonies and subsequently in that city's new airport.

During the second quarter, sales of the Mechanical Components segment rose to $74.3 million from $69.2 million a year earlier. The increased sales levels came largely from the aerospace business. The cost of consolidation of certain operations as well as an unplanned warranty expense (totaling $1.5 million) caused operating income to be off slightly to $7.2 million from $8.1 million in 1996.

In the Optoelectronics segment, sales were $65.8 million compared to $68.2 million in the comparable 1996 quarter, while operating income increased to $1.4 million before the charge. This compares to operating income of $0.9 million in second quarter 1996. Significant operating problems at IC Sensors continued into the second quarter, resulting in the business continuing to report a loss. As a result, the Company recorded a charge of $26.7 million in the second quarter, for a write-down of goodwill of $13.6 million and fixed assets of $13.1 million.

EG&G REPORTS SECOND QUARTER OPERATING EARNINGS OF
$.22 PER SHARE BEFORE A NON-CASH CHARGE OF $28.2 MILLION
23 July 1997
Page 3 of 6

EG&G's Technical Services segment reported sales of $156.3 million compared to $139.7 million in the 1996 second quarter. Operating income was $9.8 million compared to $9.1 million in 1996 excluding a charge of $1.5 million to write off goodwill of the Environmental Services Division as a result of its continuing losses.

Technical Services benefited from increased demand for lubricant and automotive structural testing services and revenue from a communications systems project. The operating income level for the automotive testing business remained on plan, while award fees from the operation of a chemical demilitarization facility were below plan. In a recent development, EG&G was informed that "NASA and the Air Force are seeking approval from their respective headquarters to consolidate and recompete base operations requirements at Kennedy Space Center, Cape Canaveral Air Station and certain functions at Patrick Air Force Base in an effort to eliminate duplication and reduce costs. If approved, it is anticipated that any resultant contract would be effective October 1, 1998."

Forward-Looking Information
All statements contained herein that refer to a time after June 29, 1997, including the words expect, believe and plan, or statements referring to improvements in performance during successive quarters, goals, the future or future actions, continuing actions, trends, strategies, initiatives, challenges or opportunities, or which otherwise are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. It is important to note that actual results could differ materially from those in the forward-looking statements.

EG&G REPORTS SECOND QUARTER OPERATING EARNINGS OF
$.22 PER SHARE BEFORE A NON-CASH CHARGE OF $28.2 MILLION
23 July 1997
Page 4 of 6


Factors Affecting Future Performance
Future performance of the Company's three product segments will be highly dependent on the technological success, market acceptance and competitive position of new program initiatives, including the amorphous silicon project and the advanced micromachined sensors technology platform. Continued success in improving operational efficiency will be required to offset increasing price pressure in most of the Company's product offerings. Other factors affecting future performance include the ability to operate with reducing backlogs due to shorter customer order cycles, resolve pricing issues with selected customers and attract and retain key personnel in a number of areas. The results of the Optoelectronics segment are dependent on management's ability to restore IC Sensors to profitability, requiring introduction of new products, improvement in manufacturing yields and implementation of cost reductions, including the successful transfer of assembly activities to lower-cost geographies.

In the Technical Services segment, future performance will continue to be impacted by a highly competitive procurement environment, continuing changes in federal budget priorities and rapidly changing customer requirements. "NASA and the Air Force are seeking approval from their respective headquarters to consolidate and recompete base operations requirements at the Kennedy Space Center, Cape Canaveral Air Station and certain functions at Patrick Air Force Base in an effort to eliminate duplication and reduce costs. If approved, it is anticipated that any resultant contract would be effective October 1, 1998."

Movements in foreign exchange rates could affect operating results. Effective tax rates in the future could be affected by changes in the geographical distribution of income, utilization of net operating loss carry-forwards, repatriation costs, and resolution of outstanding tax audit issues.

EG&G is a global technology company that provides complete systems, as well as components to automotive, medical, aerospace, photography and other industries, and delivers skilled support services to government and industrial customers. Based in Wellesley, Massachusetts, EG&G has annual sales of more than $1.4 billion and more than 14,000 employees.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                           EG&G, Inc. and Subsidiaries

                                            Second Quarter Ended                Six Months Ended
                                            --------------------                ----------------
(In thousands except per share data)   June 29, 1997    June 30, 1996     June 29, 1997    June 30, 1996
------------------------------------   -------------    -------------     -------------    -------------

Sales                                       $368,672         $355,907          $715,678        $702,698

Costs and Expenses:
  Cost of sales                              278,988          260,080           538,627         516,461
  Research and development expenses           11,919           11,414            23,073          22,375
  Selling, general and administrative
    expenses                                  59,799           62,999           119,457         122,523
  Asset impairment charge                     28,200                -            28,200               -
                                            --------         --------          --------        --------
Total Costs and Expenses                     378,906          334,493           709,357         661,359
                                            --------         --------          --------        --------
Operating Income (Loss) From
  Continuing Operations                      (10,234)          21,414             6,321          41,339

Other Income (Expense), Net                   (2,618)          (1,059)           (4,676)         (2,954
                                            --------         --------          --------        --------
Income (Loss) From Continuing
  Operations Before Income taxes             (12,852)          20,355             1,645          38,385

Provision for Income Taxes                       538            6,212             5,467          12,360
                                            --------         --------          --------        --------
Income (Loss) From Continuing
  Operations                                 (13,390)          14,143            (3,822)         26,025
Income From Discontinued Operations,
  Net of Income Taxes                          1,545            1,496             2,003           2,396
                                            --------         --------          --------        --------

Net Income (Loss)                           $(11,845)        $ 15,639          $ (1,819)       $ 28,421
                                            ========         ========          ========        ========

Earnings (Loss) Per Share:
Continuing Operations                          $(.29)           $ .30             $(.08)          $ .55
Discontinued Operations                          .03              .03               .04             .05
                                               -----            -----             -----           -----
Net Income (Loss)                              $(.26)           $ .33             $(.04)          $ .60
                                               =====            =====             =====           =====

Weighted Average Shares of
  Common Stock Outstanding                    45,888           47,424            46,054          47,527


All figures shown are subject to year-end audit.

          SALES AND OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
                               BY INDUSTRY SEGMENT
                           EG&G, Inc. and Subsidiaries

                                             Second Quarter Ended                Six Months Ended
                                             --------------------                ----------------
(In thousands)                         June 29, 1997    June 30, 1996     June 29, 1997    June 30, 1996
--------------                         -------------    -------------     -------------    -------------
Instruments
Sales                                       $ 72,350         $ 78,776          $144,024         $152,357
Operating Income                               5,780            9,457            11,915           16,265
                                                 8.0%            12.0%              8.3%            10.7%

Mechanical Components
Sales                                       $ 74,298         $ 69,240          $146,032         $137,781
Operating Income                               7,248            8,130            14,863           15,357
                                                 9.8%            11.7%             10.2%            11.1%

Optoelectronics
Sales                                       $ 65,767         $ 68,205          $124,872         $134,084
Operating Income Before Impairment             1,408              864             1,699            4,979
                                                 2.1%             1.3%              1.4%             3.7%
Asset Impairment Charge                      (26,700)               -           (26,700)               -
Operating Income (Loss) After Impairment     (25,292)             864           (25,001)           4,979


Technical Services
Sales                                       $156,257         $139,686          $300,750         $278,476
Operating Income Before Impairment             9,834            9,113            18,155           17,563
                                                 6.3%             6.5%              6.0%             6.3%
Asset Impairment Charge                       (1,500)               -            (1,500)               -
Operating Income After Impairment              8,334            9,113            16,655           17,563


General Corporate Expenses                  $ (6,304)        $ (6,150)         $(12,111)        $(12,825)


Continuing Operations
Sales                                       $368,672         $355,907          $715,678         $702,698
Operating Income Before Impairment            17,966           21,414            34,521           41,339
                                                 4.9%             6.0%              4.8%             5.9%
Asset Impairment Charge                      (28,200)               -           (28,200)               -
Operating Income (Loss) After Impairment     (10,234)          21,414             6,321           41,339




                           OTHER FINANCIAL INFORMATION
                           EG&G, Inc. and Subsidiaries


                                            Six Months Ended
                                            ----------------
(In thousands)                         June 29, 1997    June 30, 1996
--------------                         -------------    -------------

Purchases of Common Stock:                       832              531
   Number of shares                         $ 17,440         $ 12,032
   Cost of shares
                                            $ 63,548         $ 69,794
Cash and Cash Equivalents                   $184,905         $161,316
Total Debt



All figures shown are subject to year-end audit.

                                  Page 6 of 6